VBI VACCINES



VBI-2601 (BRII-179) : Interim Phase 1b/2a Data

Jeff Baxter, CEO, and David E. Anderson, Ph.D., CSO

NASDAQ: VBIV

NOVEMBER 18 2020

Forward-Looking Statements

Certain statements in this presentation that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively "forward-looking statements"). The company cautions that such statements involve risks and uncertainties that may materially affect the company's results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the impact of the recent COVID-19 outbreak on our clinical studies, manufacturing, business plan and the global economy; the ability to obtain appropriate or necessary governmental approvals to market potential products, including the approval of Sci-B-Vac® in the U.S., Europe, and Canada following the completion of its recent Phase 3 studies; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the company's ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the company's products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the company, is set forth in the Company's filings with the Securities and Exchange Commission and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 5, 2020, and filed with the Canadian security authorities at sedar.com on March 5, 2020, and may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q. The company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Functional Cure Combination for Hepatitis B

Scientific consensus is that a functional cure is within reach, but will likely be achieved through a combination approach

A functional cure will likely require the achievement of the below:

1. Drive down hepatitis B virus (HBV) DNA
2. Drive down immuno-suppressive HBV S-antigen
3. Achieve long-term immunologic control

Consensus is building that an immunotherapeutic would be needed to achieve long-term immunologic control and restore the body's defense against hepatitis B infection

Overview of VBI's Tx HBV Phase 1b/2a Clinical Study

VBI-2601 is an HBV immunotherapeutic candidate, building on the 3-antigen conformation of our prophylactic HBV vaccine (Sci-B-Vac), but reformulated to enhance T cell responses

- Study designed and executed in partnership with **Brii Biosciences**

Brii Biosciences
Breakthrough innovation & insight

- Two-part, multi-center, controlled, dose-escalation study of VBI-2601 in patients with chronic HBV infection to assess safety, tolerability, and antiviral activity
- The study has enrolled 46 patients:
    - **Study Part 1 :**
        - Cohort A : NUC-only control
        - Cohort B : VBI-2601 (low-dose) *Interim data readout*
        - Cohort C : VBI-2601 (low-dose) + undisclosed adjuvant
    - **Study Part 2 :**
        - Cohort D : VBI-2601 (high-dose)
        - Cohort E : VBI-2601 (high-dose) + undisclosed adjuvant
- The study is being conducted at clinical study sites in Australia, New Zealand, Thailand, South Korea, Hong Kong, and China
- Key objectives : Re-stimulation of HBV immunity – antibody responses to HBV surface antigens (S, Pre-S1, Pre-S2), HBV-specific T cell responses

Interim Data Demonstrates Significant Restoration of Antibody and T Cell Responses

- Potent re-stimulation of T cell responses to HBV surface antigens (S, Pre-S1, Pre-S2) seen in 67% (n=6/9) and 78% (n=7/9) of evaluable patients in the low-dose VBI-2601 unadjuvanted and adjuvanted, respectively
- Boosting of antibodies to HBV surface antigens observed in 60% (n=6/10) and 67% (n=6/9) of evaluable patients treated with VBI-2601, unadjuvanted and adjuvanted, respectively

VBI-2601 Unadjuvanted Data - Responders


T cell Responses
Antibody Responses
SUBJ018
SUBJ003
SUBJ004
SUBJ016
SUBJ015
SUBJ009
IFN-γ SFC/10⁶ PBMCs
Time (weeks)
anti-PreS1/S2 Ab fold increase
anti-HBs IU/L
HBsAg
PreS1
PreS2

Lack of HBV-specific Immune Re-stimulation Correlates with Lack of HBsAg Seroconversion

- 4 subjects showed no signs of antibody responses to S-antigen
- 3 of those subjects showed no T cell response (T cell data not available for 4th subject)

VBI-2601 Unadjuvanted Data – Non-Responders


T cell Responses
Antibody Responses
SUBJ023
SUBJ008
SUBJ012
SUBJ024
IFN-γ SFC/10^6 PBMCs
Time (weeks)
No T cell data available
anti-PreS1/S2 Ab fold increase
anti-HBs IU/L
HBsAg
PreS1
PreS2

VBI-2601 Data Summary & Next Steps

Low-dose VBI-2601 data demonstrated :

- VBI-2601 was **well-tolerated** with no safety signals observed
- **Potent restimulation of T cell responses** to HBV surface antigens (S, pre-S1, pre-S2) in 67% and 78% of evaluable patients in the unadjuvanted and adjuvanted arms, respectively
- **Antibody responses against HBV surface antigens observed** in 60% (n=6/10) and 67% (n=6/9) of evaluable patients treated with VBI-2601 unadjuvanted and adjuvanted, respectively

Upcoming milestones & next steps :

- **Q1 2021 :** Data from high-dose cohorts expected

- VBI is exploring various combinations of VBI-2601 (BRII-179) with other therapeutic modalities for the next phase of clinical development to achieve a functional cure for chronic HBV:
  - **H1 2021 :** Initiation of next phase of development expected to begin, pending discussions with regulatory bodies

VBI Vaccines Inc.
222 Third Street, Suite 2241
Cambridge, MA 02142
(617) 830-3031
info@vbivaccines.com